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                                                                    EXHIBIT 23.4

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-42814 on Form S-4 of Innoveda, Inc. of our report dated January 28, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in Summit Design, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Portland, Oregon.
August 10, 2000